EXHIBIT 30


                       Executive Officers and Directors
                                      of
           The Equitable Life Assurance Society of the United States


               The names of the Directors and the names and titles of the Executive Officers of The Equitable Life Assurance Society of the United States ("Equitable") and their business addresses and principal occupations are set forth below. If no address is given, the Director's or Executive Officer's business address is that of Equitable at 787 Seventh Avenue, New York, New York 10019. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to Equitable and each individual is a United States citizen.


  Name, Business Address             Present Principal Occupation
  ----------------------             ----------------------------

* Claude Bebear (1)                  Chairman and Chief Executive Officer
  AXA                                AXA
  23, avenue Matignon
  75008 Paris, France

* James M. Benson                    President and Chief Executive Officer;
                                     Senior Executive Vice President and Chief
                                     Operating Officer, The Equitable
                                     Companies Incorporated

* Christopher J. Brocksom (2)        Chief Executive Officer, AXA Equity and
  AXA Equity and Law                 Law Life Assurance Society
  Amersham Road
  High Wycombe
  Buckinghamshire HP13 5AL
  England

* Francoise Colloc'h                 Executive Vice President, Culture,
  AXA S.A.                           Management and Public Relations, AXA
  23, avenue Matignon
  75008 Paris, France

* Henrie de Castries (1)             Executive Vice President Financial
  AXA                                Services and Life Insurance Activities
  23, avenue Matignon                (outside of France), AXA
  75008 Paris, France

  Jerry M. de St. Paer               Executive Vice President; Senior
                                     Executive Vice President and Chief
                                     Financial Officer, The Equitable
                                     Companies Incorporated

* Joseph L. Dionne                   Chairman and Chief Executive Officer,
  The McGraw Hill Companies          The McGraw Hill Companies (publishing)
  1221 Avenue of the Americas
  New York, NY 10020

* William T. Esrey                   Chairman of the Board and Chief
  Sprint Corporation                 Executive Officer, The Sprint Corporation
  P.O. Box 11315                     (telecommunications)
  Kansas City, MO  64112

* Jean-Rene Fourtou (1)              Chairman and Chief Executive Officer,
  Rhone-Poulenc S.A.                 Rhone-Poulenc S.A. (industry)
  25 quai Paul Doumer
  92408 Courbevoie
  France

* Norman C. Francis                  President, Xavier University of Louisiana
  Xavier University of Louisiana
  7235 Palmetto Street
  New Orleans, LA  70125

  Robert E. Garber                   Executive Vice President and General
                                     Counsel; Executive Vice President and
                                     General Counsel, The Equitable
                                     Companies Incorporated

* Donald J. Greene                   Partner, LeBoeuf, Lamb, Greene &
  LeBoeuf, Lamb, Green & MacRae      MacRae (law firm)
  125 West 55th Street
  New York, NY  10019

* Anthony Hamilton (2)               Group Chairman and Chief Executive
  35 Wilson Street                   Officer, Fox-Pitt, Kelton Group Limited
  London, England EC2M 2SJ           (finance)

* John T. Hartley                    Retired Chairman and Chief Executive
  Harris Corporation                 Officer, Harris Corporation (manufacturer
  1025 Nasa Boulevard                of electronic, telephone and copying
  Melbourne, FL  32919               systems)

* John H.F. Haskell, Jr.             Director and Managing Director, Dillon,
  Dillon, Read & Co., Inc.           Read & Co., Inc. (investment banking
  535 Madison Avenue                 firm)
  New York, NY  10028

* W. Edwin Jarmain (3)               President, Jarmain Group Inc. (private
  Jarmain Group Inc.                 investment holding company)
  95 Wellington Street West
  Suite 805
  Toronto, Ontario M5J 2N7
  Canada

* G. Donald Johnston, Jr.            Retired Chairman and Chief Executive
  184-400 Ocean Road                 Officer, JWT Group, Inc. (advertising)
  John's Island
  Vero Beach, FL  32963

* Winthrop Knowlton                  Chairman, Knowlton Brothers, Inc.
  Knowlton Brothers, Inc.            (private investment firm); President and
  530 Fifth Avenue                   Chief Executive Officer, Knowlton
  New York, NY  10036                Associates, Inc. (consulting firm)

* Arthur L. Liman                    Partner, Paul, Weiss, Rifkind, Wharton &
  Paul, Weiss, Rifkind, Wharton &    Garrison (law firm)
     Garrison
  1285 Avenue of the Americas
  New York, NY  10019

* George T. Lowry                    Counselor-at-Law, Partner, Cravath,
  Cravath, Swaine & Moore            Swaine & Moore (law firm)
  825 Eighth Avenue
  New York, NY  10019

  Joanne T. Marren                   Senior Vice President and Deputy General
                                     Counsel

* William T. McCaffrey               Senior Executive Vice President and Chief
                                     Operating Officer; Executive Vice
                                     President and Chief Administrative
                                     Officer, The Equitable Companies
                                     Incorporated

* Joseph J. Melone                   Chairman of the Board; President and
                                     Chief Executive Officer, The Equitable
                                     Companies Incorporated

  Peter D. Noris                     Executive Vice President and Chief
                                     Investment Officer; Executive Vice
                                     President and Chief Investment Officer,
                                     The Equitable Companies Incorporated

* Didier Pineau-Valencienne          Chairman and Chief Executive Officer
  64-70, avenue Jean Baptise Clement Schneider S.A. (electric equipment) 92646 Boulogne Cedex, France

* George J. Sella, Jr.               Retired Chairman and Chief Executive
  American Cyanamid Company          Officer, American Cyanamid Company
  P.O. Box 3017                      (manufacturer pharmaceutical products
  Newton, NJ  07860                  and agricultural products)

  Jose Suquet                        Executive Vice President and Chief
                                     Agency Officer; Executive Vice President,
                                     The Equitable Companies Incorporated

  Stanley B. Tulin                   Senior Executive Vice President and Chief
                                     Financial Officer; Executive Vice
                                     President, The Equitable Companies
                                     Incorporated

* Dave H. Williams                   Chairman and Chief Executive Officer,
  Alliance Capital                   Alliance Capital Management Corp.
  Management Corporation             (investment company)
  1345 Avenue of the Americas
  New York, NY  10105
______________________________
*     Director
(1)   Citizen of the Republic of France
(2)   Citizen of the United Kingdom
(3)   Citizen of Canada